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                                                                    Exhibit 32.1

                CERTIFICATION OF EXECUTIVE CHAIRMAN OF THE BOARD

            Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Books-A-Million, Inc. (the "Company") hereby certifies, to the best of such officer's knowledge, that:

            (i) the accompanying Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended October 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

            (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Dated: April 28, 2005                     /s/ Clyde B. Anderson
                                                -------------------------------
                                                Clyde B. Anderson
                                                Executive Chairman of the Board

            The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of the general incorporation language in such filing.

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